Exhibit 10.12

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

LEASEHOLD DEED OF TRUST AND SECURITY AGREEMENT

From

JEFFERSON RAILPORT TERMINAL II LLC
as Grantor

To
CARLTON G. MORGAN
as Deed of Trust Trustee for the benefit of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
as Beneficiary
___________________________________

Dated as of: March 7, 2016
Relating to Premises in:
Jefferson County, Texas

___________________________________

After recording, please return to:
The Bank of New York Trust Company, National Association
601 Travis Street, Floor 16
Houston, Texas 77002
Attention: Corporate Trust Department

THIS LEASEHOLD DEED OF TRUST SECURES FUTURE ADVANCES

STATE OF TEXAS            )
)
COUNTY OF JEFFERSON    )
LEASEHOLD DEED OF TRUST AND SECURITY AGREEMENT
This LEASEHOLD DEED OF TRUST AND SECURITY AGREEMENT (this “Deed of Trust”) is dated as of March 7, 2016 (the “Effective Date”), by JEFFERSON RAILPORT TERMINAL II LLC, a Delaware limited liability company (the “Grantor”) having its chief executive office at c/o Jefferson Energy Companies, 9595 Six Pines Drive, Suite 6370, The Woodlands, TX 77380 in favor of CARLTON G. MORGAN, as trustee herein (hereinafter referred to in such capacity as “Deed of Trust Trustee”) having an address for notice at 601 Travis Street, Floor 16, Houston, Texas 77002 for the benefit of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture (defined below) (hereinafter referred to in such capacity as the “Beneficiary”), whose address for notice hereunder is 601 Travis Street, Floor 16, Houston, Texas 77002, Attention: Corporate Trust Department, for the benefit of Trustee (as defined in the Indenture) and the Holders of the Bonds (as defined in the Indenture) (collectively, the “Secured Parties”).
PRELIMINARY STATEMENT
This Deed of Trust is being delivered and accepted by Beneficiary to grant a deed of trust lien and security interest on the Grantors interest under the Mortgaged Leases to secure the Obligations as described below.
The Port of Beaumont Navigation District of Jefferson County, Texas (the “District”) was organized, created and established pursuant to the Constitution and the laws of the State of Texas as a conservation and reclamation district under Article XVI, Section 59, of the Texas Constitution, and pursuant to Chapter 147, Acts of the 51st Legislature of Texas, Regular Session, 1949, as amended (the “Enabling Act”).
The District proposes to finance improvements to the port facilities of the District; and
The District has determined that it is appropriate that it issue its Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) (the “Series 2016 Bonds”) to (i) reimburse and pay Jefferson Railport Terminal II LLC, a Delaware limited liability company, Grantor herein, for the development, construction and acquisition of certain facilities for the transport, loading, unloading and storage of petroleum products; (ii) pay capitalized interest during construction and (iii) pay certain costs of issuance of the Series 2016 Bonds (collectively, the “Project”).
Certain improvements have been constructed by Grantor on behalf of the District, on property leased to Grantor by the District pursuant to an Agreement and Lease, dated August 27, 2013 and subsequently amended by an Amendment to Agreement and Lease, dated December 30, 2013 and a Second Amendment to Agreement and Lease, dated October 27, 2016 (the “Original Lease”) and a First Amended and Restated Lease Agreement dated as February 1, 2016 (together with the

Original Lease, the “Ground Lease”), by and between Grantor, as successor to Port of Beaumont Petroleum Transload Terminal II, LLC and the District.
To achieve the purposes for which the Series 2016 Bonds will be issued (i) the District will reimburse Grantor for the improvements constructed by Grantor on behalf the District under the Ground Lease; (ii) Grantor, pursuant to a Lease and Development Agreement, dated as of February 1, 2016 (the “Facilities Lease”), between the District and Grantor, will construct additional improvements on behalf of the District (together with such improvements constructed by Grantor on behalf the District under the Ground Lease, the “Bond Financed Property”) and (iii) Grantor will lease the Bond Financed Property from the District pursuant to the terms and conditions of the Facilities Lease.
The Series 2016 Bonds are to be issued pursuant to the provisions of the Enabling Act, Chapter 60, Texas Water Code, as amended, and Chapter 1201, Texas Government Code, as amended (together, the “Act”) and other applicable laws of the State of Texas and will be secured by a Trust Indenture and Security Agreement, dated as of February 1, 2016 (the “Indenture”) between the District and Beneficiary.
It is anticipated that the principal of the Series 2016 Bonds, plus any accrued and unpaid interest, will be paid on the “First Initial Bonds Remarketing Date” (as defined in the Indenture) using proceeds from the remarketing of the Series 2016 Bonds; provided, however, that if the Series 2016 Bonds have not been repurchased with proceeds of remarketing or redeemed, or defeased to a date, on or prior to the First Initial Bonds Remarketing Date, the Series 2016 Bonds will be purchased by FTAI Energy Partners LLC, a Delaware limited liability company (“FTAI Energy”) and Grantor pursuant to a Standby Bond Purchase Agreement, dated as of February 1, 2016 (the “Standby Bond Purchase Agreement”), among the District, Grantor, FTAI Energy and Beneficiary, which Standby Bond Purchase Agreement will be entered into as further security for the Series 2016 Bonds.
The Series 2016 Bonds will be special limited obligations of the District payable solely from the “Trust Estate” (as defined in the Trust Indenture) and the Series 2016 Bonds shall never constitute an indebtedness or general obligation of the District, the State of Texas or any other political subdivision of the State of Texas, within the meaning of any constitutional provision or statutory limitation whatsoever.

To secure its obligations under the Indenture, the District has assigned certain Pledged Revenues to Beneficiary pursuant to the Indenture, including Facilities Lease Rent, as defined in the Facilities Lease, payable by Grantor.

To secure Grantor’s obligations to pay Facilities Lease Rent under the Facilities Lease (which constitute Pledged Revenues assigned to Beneficiary pursuant to the Indenture) in accordance with the Facilities Lease, and its and FTAI Energy’s obligations under the Standby Purchase Agreement, in each case as and when due, including all renewals, extensions, and modifications of the same (collectively the “Obligations”), Grantor is executing and delivering this Deed of Trust and Security Agreement.

This Deed of Trust constitutes a “construction mortgage” as described in Section 9.334 of the Texas Business and Commerce Code to the extent that it secures an obligation incurred for the construction of the Improvements.
AGREEMENT
DEFINITIONS
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the document noted in this Deed of Trust, or where not noted, in the Facilities Lease and the Standby Bond Purchase Agreement as defined herein. As used herein, the following terms shall have the following meanings:
“Bankruptcy Code” shall have the meaning assigned to such term in Section 5.5 (iii) hereof.
“Bankruptcy Law” shall mean the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.
“Event of Default” means the failure to pay and perform the Obligations as required under the Facilities Lease and the Standby Purchase Agreement, as applicable, which failure exists beyond the cure periods that exists therein.
“Governmental Authority” means any administrative or governmental body having jurisdiction.
“Landlord” means any landlord, lessor, sublandlord, sublessor, franchisor, licensor or grantor, as applicable.
“Material Adverse Effect” means a material adverse effect occurring after the Effective Date on the business, assets, property or financial condition of the Mortgagor, taken as a whole, that would render the Mortgagor unable to perform the Obligations.
“Mortgaged Leases” means, collectively, (i) the Ground Lease and (ii) the Facilities Lease, in each case, together with all assignments, modifications, extensions and renewals of the Mortgaged Leases and all credits, deposits, options, privileges and rights of the Grantor as tenant under the Mortgaged Leases, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Mortgaged Leases for a succeeding term or terms and the option to purchase, if any, all or any portion of the Premises demised under the Mortgaged Leases.
“Permitted Encumbrances” means those matters currently of public record and any additional matter that does not (i) have a material adverse effect on the value of the Leasehold Trust Estate, taken as a whole or (ii) materially adversely impair the Grantor’s ability to complete or operate the Project (as defined in the Indenture).

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.
“365(h) Election” shall mean the Grantor’s election to treat the Mortgaged Lease as terminated under Section 365(h) of the Bankruptcy Code or any similar Bankruptcy Law, or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto.
GRANTING CLAUSE
NOW, THEREFORE, IN CONSIDERATION OF the foregoing and subject to the last paragraph of this granting clause, as security for the payment or performance, as the case may be, in full of the Obligations, the Grantor does, by these presents, hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to the DEED OF TRUST TRUSTEE, in trust with power of sale and right of entry and possession, for the use and benefit of the BENEFICIARY for the benefit of the Secured Parties any and all of Grantor’s present and future rights, title and interest in, to, under and derived from or with respect to all of the following described property, including, but not limited to, all fixtures, accessories, attachments, and equipment pertaining thereto, to-wit subject only to Permitted Encumbrances (the “Leasehold Trust Estate”):
(1)    the leasehold estates of Grantor created by the Mortgaged Leases in the land more particularly described on Exhibit A-1 hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement or servitude agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, servitudes, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquire;
(2)    the Mortgaged Leases;
(3)    the interests, estates and other claims, both in law and equity, that Grantor now has or may hereafter acquire in all other easements, rights of way and rights used in connection with the Land or Improvements;
(4)    all buildings, improvements, other constructions and other improvements of every kind or description and any component part or parts thereof, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”; and the Land and Improvements are collectively referred to herein as the “Premises”);
(5)    all apparatus, appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Premises, including all of Grantor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, communications, computers, window or structural, maintenance, truck or car repair and all other equipment of every kind), walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, all HVAC equipment, electronic data processing, telecommunications or computer equipment, refrigeration, elevators, utility systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the “Personal Property”);
(6)    all general intangibles owned by Grantor and relating to design, development, operation, management and use of the Premises, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises, and all payment and performance bonds or warranties or guarantees relating to the Premises, all to the extent assignable (the “Permits, Plans and Warranties”);
(7)    all now or hereafter existing leases or licenses (under which Grantor is landlord or licensor) and subleases (under which Grantor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises, now or hereafter entered into by Grantor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(8)    all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Leasehold Trust Estate into cash or liquidated claims and not otherwise payable to tenants under the Leases (“Proceeds”), including Proceeds of insurance maintained by the Grantor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Leasehold Trust Estate, unearned premiums on policies of fire and other insurance maintained by the Grantor covering any interest in the Leasehold Trust Estate or required by the Indenture; and
(9)    all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Premises, the Personal Property, the Permits, Plans and Warranties, the easements and rights of way and the Leases, hereinafter acquired by or released to the Grantor or constructed, assembled or placed by the Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Grantor, all of which shall become subject to the lieu of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Grantor and specifically described herein.
ARTICLE I.
Representations, Warranties and Covenants of Grantor
Grantor agrees, covenants, represents and/or warrants as follows:
SECTION 1.1.    Title, Deed of Trust Lien.
(a)    Grantor has good and valid recorded leasehold interests in the Mortgaged Lease and the Premises leased thereunder subject only to Permitted Encumbrances. Grantor has title to the easements and rights of way subject to Permitted Encumbrances, other than with respect to the easements and rights of way listed on Schedule 1 hereto.
(b)    This Deed of Trust has been duly executed and delivered by Grantor.
(c)    The recordation of this Deed of Trust (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Deed of Trust, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Grantor or any order of any Governmental Authority, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Grantor or its assets, or give rise to a right thereunder to require any payment to be made by Grantor, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, and (iv) will not result in the creation or imposition of any lien on any asset of Grantor, except the lien of this Deed of Trust.
(d)    This Deed of Trust when duly recorded in the public records of the county where the Premises are located will create a valid, perfected and enforceable lien upon and security interest in all of the Leasehold Trust Estate.
(e)    Grantor will forever warrant and defend its title to the Leasehold Trust Estate, the rights of Deed of Trust Trustee and Beneficiary therein under this Deed of Trust and the validity and priority of the lien of this Deed of Trust thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances.
SECTION 1.2.    Obligations. Grantor expressly covenants and agrees to pay when due, and to timely perform, the Obligations in accordance with the terms of the Facilities Lease and the Standby Bond Purchase Agreement.
SECTION 1.3.    Payment of Taxes, and Other Obligations. Grantor shall, in accordance with and subject to, the applicable provisions of the Mortgaged Leases, pay and discharge all Taxes and other obligations with respect to the Leasehold Trust Estate.
SECTION 1.4.    Maintenance of Leasehold Trust Estate. Grantor will maintain the Premises and the Personal Property in the manner and to the extent required by the Mortgage Leases.
SECTION 1.5.    Insurance. Grantor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in the Mortgaged Leases.
SECTION 1.6.    Casualty Condemnation/Eminent Domain. In accordance with and to the extent required by the Indenture, Grantor shall give Beneficiary written notice of casualty or other damage to the Leasehold Trust Estate or any proceeding for the taking of the Leasehold Trust Estate or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding.
SECTION 1.7.    Assignment of Leases and Rents. To the maximum extent permitted by applicable law, (a) Grantor hereby irrevocably and absolutely grants, transfers and assigns to the Beneficiary all of its right title and interest in all Leases, together with any and all extensions and renewals thereof to Deed of Trust Trustee for purposes of securing and discharging the performance by Grantor of the Obligations. Grantor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than to Beneficiary.
(b)    To the maximum extent permitted by applicable law, and subject to Section 1.7(c), Grantor has assigned and transferred to Beneficiary all of Grantor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Grantor, it being intended that this assignment establish, subject to Section 1.7(c), an absolute transfer and assignment of all Rents and all Leases to Beneficiary and not merely to grant a security interest therein. To the maximum extent permitted by applicable law, and subject to Section 1.7(c), so long as an Event of Default shall have occurred and be continuing, Beneficiary may in Grantor’s name and stead (with or without first taking possession of any of the Leasehold Trust Estate personally or by receiver as provided herein) operate the Leasehold Trust Estate and rent, lease or let all or any portion of any of the Leasehold Trust Estate to any party or parties at such rental and upon such terms as Beneficiary shall, in its sole and reasonable discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease in accordance with the Indenture;
(c)    So long as an Event of Default shall not have occurred and be continuing, Beneficiary will not exercise any of its rights under Section 1.7(b), and Grantor shall receive and collect the Rents accruing under any Lease; but after the occurrence and during the continuance of any Event of Default, Beneficiary may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Grantor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Beneficiary to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Grantor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Beneficiary. Each tenant or any of such tenant’s successors in interest from whom Beneficiary or any officer, agent, attorney or employee of Beneficiary shall have collected any Rents, shall be authorized to pay Rents to Grantor only after such tenant or any of their successors in interest shall have received written notice from Beneficiary that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Beneficiary to such tenant or any of its successors in interest.
(d)    Neither Deed of Trust Trustee nor Beneficiary will become a party in possession so long as it does not enter or take actual possession of the Leasehold Trust Estate. In addition, neither Deed of Trust Trustee nor Beneficiary shall be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Leasehold Trust Estate, for negligence in the management, upkeep, repair or control of any of the Leasehold Trust Estate or any other act or omission by any other person.
SECTION 1.8.    Intentionally Deleted.
SECTION 1.9.    Restrictions on Transfers and Encumbrances. Grantor shall comply with all requirements under the Indenture, Mortgaged Leases and the Standby Purchase Agreement relating to any covenant not to sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Leasehold Trust Estate, or be divested of its title to the Leasehold Trust Estate or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case, Permitted Encumbrances.
SECTION 1.10.    Security Agreement. To the extent the Leasehold Trust Estate consists of items of personal property which are or are to become Fixtures under applicable law, this Deed of Trust shall also be construed as a security agreement under the UCC. The Grantor, in order to secure the due and punctual payment and performance of the Obligations, hereby grants to the Beneficiary for its benefit and for the benefit of the Secured Parties, a security interest in and to such Collateral and Fixtures. Upon and during the continuance of an Event of Default, the Beneficiary shall be entitled with respect to the Collateral and Fixtures, to exercise all remedies hereunder or available under the UCC with respect thereto and all other remedies available under applicable law, and, without limiting the foregoing, the Collateral and Fixtures, may, at the Beneficiary’s option, (i) be sold hereunder together with any sale of any portion of the Leasehold Trust Estate or otherwise, (ii) be sold separately pursuant to the UCC, or (iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Beneficiary may require the Grantor to assemble the Collateral and Fixtures, and make it available to the Beneficiary at a place to be designated by the Beneficiary. The Grantor acknowledges and agrees that a disposition of such collateral in accordance with the Beneficiary’s rights and remedies in respect to the Leasehold Trust Estate as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Beneficiary shall give the Grantor not less than ten (10) days’ prior notice of the time and place of any intended disposition.
SECTION 1.11.    Filing and Recording. Grantor will cause this Deed of Trust to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Beneficiary in, the Leasehold Trust Estate until this Deed of Trust is terminated and released in full in accordance with Section 3.4 hereof. In connection therewith, Grantor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Deed of Trust, any deed of trust supplemental hereto or any instrument of further assurance.
SECTION 1.12.    Further Assurances. Promptly following demand by Beneficiary in its reasonable discretion, Grantor will, at the cost of Grantor and without expense to Deed of Trust Trustee or Beneficiary, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as Deed of Trust Trustee or Beneficiary shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Deed of Trust Trustee and/or Beneficiary, as applicable, the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Deed of Trust Trustee and/or Beneficiary, as applicable, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust, and promptly following demand, Grantor will also execute and deliver and hereby appoints Deed of Trust Trustee and Beneficiary as its true and lawful attorneys-in-fact and agents, for Grantor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, security agreements or comparable security instruments reasonably requested by Deed of Trust Trustee and/or Beneficiary to evidence more effectively the lien hereof upon the Leasehold Trust Estate and to perform each and every act and thing reasonably requisite and necessary to be done to accomplish the same.
SECTION 1.13.    Additions to Leasehold Trust Estate. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Leasehold Trust Estate hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor upon the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further deed of trust, conveyance; assignment or other act by Grantor, other than Excluded Assets, shall become subject to the lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described in the grant of the Leasehold Trust Estate above, but at any and all tines Grantor will execute and deliver to Deed of Trust Trustee and/or Beneficiary any and all such further assurances, deeds of trust, conveyances or assignments thereof as Deed of Trust Trustee or Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.
SECTION 1.14.    No Claims Against Deed of Trust Trustee or Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by Deed of Trust Trustee or Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Leasehold Trust Estate or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Deed of Trust Trustee or Beneficiary in respect thereof.
SECTION 1.15.    Fixture Filing. To the extent that the Leasehold Trust Estate includes items of personal property which are or are to become fixtures, under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Leasehold Trust Estate is located shall also operate from the date of such recording as a fixture filing with respect to such Leasehold Trust Estate, and the following information is applicable for the purpose of such filing, to wit:

Name and Address of the debtor:
The Grantor having the address described in the Preamble hereof.
The Grantor is a limited liability company organized under the laws of the State of Delaware whose Organization Number is 5559432.
Name and Address of the secured party: The Beneficiary having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.
This Financing Statement covers the following types or items of property:
The Leasehold Trust Estate.
This instrument covers goods or items of personal property which are or are to become fixtures upon the property.
The Grantor is the record owner of the Land.

(a)    In addition, the Grantor hereby authorizes the Beneficiary to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Leasehold Trust Estate is located or where the Grantor is located/organized or any other applicable jurisdiction as may be required by law in order to create, establish, preserve and protect the liens and security interests intended to be granted to the Beneficiary pursuant to this Deed of Trust in the Leasehold Trust Estate
ARTICLE II.
Defaults and Remedies
SECTION 2.1.    Intentionally Deleted.
SECTION 2.2.    Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Beneficiary in accordance with the terms of the Indenture, the Deed of Trust Trustee and Beneficiary shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Grantor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.
SECTION 2.3.    Rights To Take Possession, Operate and Apply Revenues.
(a)    If an Event of Default shall occur and be continuing, Grantor shall, upon demand of Beneficiary (or of Trustee at the direction of Beneficiary as so required by applicable law), forthwith surrender to Deed of Trust Trustee or Beneficiary (as applicable in accordance with applicable law) actual possession of the Leasehold Trust Estate and, if and to the extent not prohibited by applicable law, Deed of Trust Trustee or Beneficiary itself, as applicable, or by such officers or agents as it may appoint, may then enter and take possession of all the Leasehold Trust Estate without the appointment of a receiver or an application therefor, exclude Grantor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Grantor.

(b)    If in accordance with Section 2.3(a) above Grantor shall for any reason fail to surrender or deliver the Leasehold Trust Estate or any part thereof after such demand by Beneficiary (or Deed of Trust Trustee at the direction of Beneficiary as so required by applicable law), Deed of Trust Trustee and/or Beneficiary may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Deed of Trust Trustee and/or Beneficiary, as applicable, the right to immediate possession or requiring Grantor to deliver immediate possession of the Leasehold Trust Estate to Deed of Trust Trustee and/or Beneficiary, as applicable, to the entry of which judgment or decree Grantor hereby specifically consents. Subject to Section 7.03 of the Indenture, Grantor will pay to Beneficiary, within the time period set forth therein, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Deed of Trust Trustee’s and Beneficiary’s attorneys and agents with interest on any overdue amounts therefrom, at the rate per annum applicable to overdue amounts under the Indenture as provided in and to the extent then applicable under Section 2.11 of the Indenture, but in no event to exceed the maximum rate permitted by law (the “Default Rate”); and all such expenses and compensation shall, until paid, be secured by this Deed of Trust.
(c)    Upon every such entry or taking of possession, Deed of Trust Trustee and/or Beneficiary, as applicable, may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Leasehold Trust Estate, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) insure or keep the Leasehold Trust Estate insured in the manner and amounts required pursuant to the Indenture, (iii) manage and operate the Leasehold Trust Estate in its reasonable discretion and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same, or (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Deed of Trust Trustee and/or Beneficiary, all as may from time to time be directed or determined by Beneficiary to be in its best interest and Grantor hereby appoints Deed of Trust Trustee and Beneficiary as its true and lawful attorneys-in-fact and agents, for Grantor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. During the time of such possession, Beneficiary may collect and receive all the Rents, issues, profits and revenues from the Leasehold Trust Estate, including those past due as well as those accruing thereafter, and, after deducting, in all cases subject to Section 7.03 of the Indenture, (i) all reasonable expenses of taking, holding, managing and operating the Leasehold Trust Estate (including reasonable compensation for the services of all persons employed for such purposes), (ii) the reasonable costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the reasonable costs of insurance, (iv) such taxes, assessments and other similar charges as Beneficiary may at its option pay, (v) other proper and reasonable charges upon the Leasehold Trust Estate or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and. agents of Deed of Trust Trustee and Beneficiary, Deed of Trust Trustee or Beneficiary, as applicable, shall apply the remainder of the moneys and proceeds so received in accordance with Section 2.8 hereof.
(d)    Whenever, before any sale of the Leasehold Trust Estate under Section 2.6, all Obligations that are then due shall have been paid and all Events of Default fully cured, Deed of Trust Trustee and/or Beneficiary, as applicable, will surrender possession of the Leasehold Trust

Estate back to Grantor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.
SECTION 2.4.    Right To Cure Grantor’s Failure to Perform. Should Grantor fail in the payment, performance or observance of any term, covenant or condition required by this Deed of Trust or of Grantor under the Indenture (with respect to the Leasehold Trust Estate) beyond any applicable notice and cure periods, Beneficiary may pay, perform or observe the same, and all payments made or out-of-pocket costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and, subject to Section 7.03 of the Indenture, shall be, within the time period set forth therein, repaid by Grantor to Beneficiary with interest on overdue amounts thereon at the Default Rate. Upon the occurrence and during the continuance of an Event of Default, Beneficiary is hereby empowered to enter and to authorize its agents to enter upon the Leasehold Trust Estate or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Grantor, to any person in possession holding under Grantor or to any other person absent its (or its agents) gross negligence, bad faith or willful misconduct
SECTION 2.5.    Right to a Receiver. If an Event of Default shall occur and be continuing, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Leasehold Trust Estate and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Leasehold Trust Estate is located. Subject to Section 7.03 of the Indenture, Grantor shall pay to Beneficiary, within the time period set forth therein, all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.5; and all such expenses shall be secured by this Deed of Trust and shall be repaid by Grantor to Beneficiary with interest on overdue amounts at the Default Rate from the date incurred until the date so paid by Grantor.
SECTION 2.6.    Foreclosure and Sale.
(a)    If an Event of Default shall occur and be continuing, Beneficiary may elect to sell or cause the Deed of Trust Trustee to sell the Leasehold Trust Estate or any part of the Leasehold Trust Estate by exercise of the power of foreclosure or of sale granted to Deed of Trust Trustee and/or Beneficiary by applicable law or this Deed of Trust. In such case, Deed of Trust Trustee or Beneficiary may commence a civil action to foreclose this Deed of Trust, or it may proceed and sell the Leasehold Trust Estate to satisfy any Obligation. Beneficiary and Deed of Trust Trustee shall comply with the requirements of the Texas Property Code then in effect (or other applicable law) with regard to any such sale or any other foreclosure sale contemplated by this Deed of Trust. Deed of Trust Trustee or Beneficiary or an officer appointed by a judgment of foreclosure to sell the Leasehold Trust Estate, may sell all or such parts of the Leasehold Trust Estate as may be chosen by Deed of Trust Trustee or Beneficiary at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Deed of Trust Trustee or Beneficiary shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Deed of Trust Trustee or Beneficiary or an officer appointed by a judgment of foreclosure to sell the Leasehold Trust Estate may postpone any foreclosure or other sale of all or any portion of the Leasehold Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Deed of Trust Trustee or Beneficiary or an officer appointed to sell the Leasehold Trust Estate may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Grantor, Deed of Trust Trustee or Beneficiary or any designee or affiliate thereof, may purchase at such sale.
(b)    The Leasehold Trust Estate may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Deed of Trust Trustee or Beneficiary (including costs of evidence of title in connection with the sale), Deed of Trust Trustee or Beneficiary or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.8.
(c)    Any foreclosure or other sale of less than the whole of the Leasehold Trust Estate or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Leasehold Trust Estate has been sold.
(d)    If an Event of Default shall occur and be continuing, Beneficiary (or Deed of Trust Trustee at the direction of Beneficiary as so required by applicable law), may instead of, or in addition to, exercising the rights described in Section 2.6(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other right, or (ii) to pursue any other remedy available to Beneficiary, all as Beneficiary shall determine most effectual for such purposes.
SECTION 2.7.    Other Remedies.
(a)    In case an Event of Default shall occur and be continuing, Beneficiary (or Deed of Trust Trustee at the direction of Beneficiary as so required by applicable law) may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.
(b)    In connection with a sale of the Leasehold Trust Estate and the application of the proceeds of sale as provided in Section 2.8, Beneficiary (or Deed of Trust Trustee at the direction of Beneficiary as so required by applicable law) shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, including, without limitation, all other charges, payments and costs due under this Deed of Trust, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest in accordance with the Indenture.
SECTION 2.8.    Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Leasehold Trust Estate, Beneficiary shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Beneficiary under this Deed of Trust in the same manner as the proceeds of the Trust Estate (as defined in the Indenture) are to be applied pursuant to Section 7.06 of the Indenture.
Upon any sale of the Leasehold Trust Estate by the Deed of Trust Trustee or Beneficiary (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Beneficiary (or Deed of Trust Trustee at the direction of Beneficiary as so required by applicable law) or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Leasehold Trust Estate so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Beneficiary or such officer or be answerable in any way for the misapplication thereof.
SECTION 2.9.    Grantor as Tenant Holding Over. If Grantor remains in possession of any of the Leasehold Trust Estate after any foreclosure sale by Deed of Trust Trustee or Beneficiary, at Beneficiary’s election Grantor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.
SECTION 2.10.    Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Leasehold Trust Estate and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due to Deed of Trust Trustee or Beneficiary, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Leasehold Trust Estate as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Deed of Trust.
SECTION 2.11.    Discontinuance of Proceedings. In case Deed of Trust Trustee or Beneficiary shall proceed to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Deed of Trust Trustee or Beneficiary, then and in every such case Grantor, Deed of Trust Trustee and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Grantor, Deed of Trust Trustee and Beneficiary shall continue as if no such proceeding had been taken.
SECTION 2.12.    Suits To Protect the Leasehold Trust Estate. Upon the occurrence and during the continuance of an Event of Default, Beneficiary (or Deed of Trust Trustee at the direction of Beneficiary as so required by applicable law) shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Leasehold Trust Estate by any acts that may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Leasehold Trust Estate and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Deed of Trust Trustee and/or Beneficiary hereunder.
SECTION 2.13.    Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, Beneficiary (or Deed of Trust Trustee at the direction of Beneficiary as so required by applicable law) shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the Obligations secured by this Deed of Trust at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
SECTION 2.14.    Waiver.
(a)    No delay or failure by Deed of Trust Trustee and/or Beneficiary to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Deed of Trust to Deed of Trust Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Deed of Trust Trustee or Beneficiary. No consent or waiver by Beneficiary to or of any breach or Event of Default by Grantor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Grantor hereunder. No failure on the part of Deed of Trust Trustee or Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Deed of Trust Trustee or Beneficiary of their respective rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Grantor.
(b)    Even if Beneficiary (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein, (iv) releases a part of the Leasehold Trust Estate from this Deed of Trust, (v) agrees to change some of the terms, covenants, conditions or agreements of the Facilities Lease or the Standby Purchase Agreement, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating the lien hereof on the Leasehold Trust Estate, no such act or omission shall preclude Deed of Trust Trustee or Beneficiary from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Beneficiary, shall this Deed of Trust be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Leasehold Trust Estate, Beneficiary (or Trustee at the direction of Beneficiary as so required by applicable law) is hereby authorized and empowered to deal with any vendee or transferee with reference to the Leasehold Trust Estate secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
SECTION 2.15.    Waiver of Trial by Jury. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DEED OF TRUST BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.15.
SECTION 2.16.    Remedies Cumulative. No right, power or remedy conferred upon or reserved to Deed of Trust Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
ARTICLE III.
Miscellaneous
SECTION 3.1.    Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, and this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
SECTION 3.2.    Notices. All notices and communications hereunder shall be in writing and given to Grantor and to the Beneficiary as provided in the Indenture.
SECTION 3.3.    Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Grantor and the successors and assigns of Deed of Trust Trustee and Beneficiary.
SECTION 3.4.    Termination and Amendment.
(a)    Upon satisfaction of all conditions of Section 10.01 of the Indenture, this Deed of Trust and the liens and security interests granted hereby shall terminate.
(b)    At the request of the Borrower, the Beneficiary will amend, supplement, modify (which amendment, supplement or modification may include a partial release or subordination) this Deed of Trust and its lien on any property held by the Deed of Trust Trustee, as required in Article 9 of the Indenture.
(c)    In connection with any amendment, supplement, modification pursuant to paragraph (a) or (b) of this Section 3.4, the Beneficiary shall (or shall direct the Deed of Trust Trustee to) execute and deliver to the Grantor the documents and shall perform such other actions reasonably requested by the Grantor, in each case, as required by Article 9 of the Indenture. Any execution and delivery of documents pursuant to this Section 3.4 shall be without recourse to or warranty by the Deed of Trust Trustee or Beneficiary.
SECTION 3.5.    Definitions. As used in this Deed of Trust, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; (e) “any of the Leasehold Trust Estate” shall mean “the Leasehold Trust Estate or any part thereof or interest therein”. Any act that Deed of Trust Trustee or Beneficiary is permitted to perform hereunder may be performed at any time and from time to time by Deed of Trust Trustee or Beneficiary or any person or entity designated by Deed of Trust Trustee or Beneficiary. Any act that is prohibited to Grantor hereunder is also prohibited to all lessees of any of the Leasehold Trust Estate. For the term of this Deed of Trust, each appointment of Deed of Trust Trustee or Beneficiary as attorney-in-fact for Grantor under this Deed of Trust is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Beneficiary has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.
SECTION 3.6.    No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance.
ARTICLE IV.
Deed of Trust Trustee’s Powers and Liabilities
SECTION 4.1.    The Deed of Trust Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, bad faith or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms thereof. All authorities, powers and discretions given in this Deed of Trust to the Deed of Trust Trustee and/or the Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly.
SECTION 4.2.    The Deed of Trust Trustee may resign at any time upon giving thirty (30) days’ notice in writing to the Grantor and to the Beneficiary;

SECTION 4.3.    The Beneficiary may remove the Deed of Trust Trustee at any time or from time to time and select a successor deed of trust trustee. In the event of the death, removal, resignation, refusal to act, in-ability to act or absence of the Deed of Trust Trustee from the state in which the Premises are located, or in its sole discretion for any reason whatsoever. The Beneficiary may, upon notice to the Grantor and without specifying the reason therefore and without applying to any court, select and appoint a successor deed of trust trustee, and all powers, rights, duties and authority of the former deed of trust trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute deed of trust trustee shall not be required to give bond for the faithful performance of his duties unless required by the Beneficiary. Such substitute deed of trust trustee shall be appointed by written instrument duly recorded in the county where the Land is located. The Grantor hereby ratifies and confirms any and all acts that the herein named Deed of Trust Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. The Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Deed of Trust Trustee or substitute deed of trust trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby;
SECTION 4.4.    The Deed of Trust Trustee shall not be required to see that this Deed of Trust is recorded nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall the Deed of Trust Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon the Grantor or the Beneficiary by this Deed of Trust or any other agreement. The Deed of Trust Trustee, as well as the Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the fullest extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Leasehold Trust Estate conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the fullest extent permitted by law by all remedies at law or in equity; and
SECTION 4.5.    At any time, or from time to time, without liability therefore and with ten (10) days’ prior written notice to the Grantor, upon written request of the Beneficiary and with-out affecting the effect of this Deed of Trust upon the remainder of the Leasehold Trust Estate, the Deed of Trust Trustee may (A) reconvey any part of the Leasehold Trust Estate, (B) consent in writing to the making of any map or plat thereof, so long as the Grantor has consented thereto, (C) join in granting any easement thereon, so long as the Grantor has consented thereto, or (D) join in any extension agreement or any agreement subordinating the lien or charge hereof.
ARTICLE V.
Mortgaged Leases
This Deed of Trust is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 5.1.    Representations, Warranties and Covenants. The Grantor represents and warrants to the Beneficiary that (a) the Mortgaged Leases are unmodified and in full force and effect, (b) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (c) the Grantor enjoys the quiet and peaceful possession of the property demised thereby, (d) the Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, and (e) the Lessor thereunder is not in default in any material respect under any of the terms or provisions thereof on the part of the Lessor to be observed or performed (but this statement is made for the benefit of and may only be relied upon by the Beneficiary and Secured Parties). The Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Mortgaged Leases, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by the Grantor as lessee under the Mortgaged Leases. The Grantor shall notify the Beneficiary in writing of any default by the Grantor in the performance or observance of any terms, covenants or conditions on the part of the Grantor to be performed or observed under the Mortgaged Leases within ten (10) days after the Grantor knows of such default. The Grantor shall, promptly following the receipt thereof, deliver a copy of any notice of default given to the Grantor by the Lessor pursuant to the Mortgaged Leases and promptly notify the Beneficiary in writing of any default by the Lessor in the performance or observance of any of the terms, covenants or conditions on the part of the Lessor to be performed or observed thereunder. Unless required under the terms of the Mortgaged Leases, except as restricted by the Indenture, the Grantor shall not, without the prior written consent of the Beneficiary (which may be granted or withheld in the Beneficiary’s sole and absolute discretion) (i) terminate, or surrender the Mortgaged Leases, or (ii) enter into any modification of the Mortgaged Leases in violation of Article 9 of the Indenture, and any such attempted termination, modification or surrender without the Beneficiary’s written consent shall be void. The Grantor shall, within thirty (30) days after written request from the Beneficiary, use commercially reasonable efforts to obtain from the Lessor and deliver to the Beneficiary a certificate setting forth the name of the Tenant thereunder and stating that the Mortgaged Leases is in full force and effect, is unmodified or, if the Mortgaged Leases has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on the Grantor, stating that to the best of Lessor’s knowledge, no default or event which with notice or lapse of time (or both) would become a default is existing under the Mortgaged Leases, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by the Beneficiary.
SECTION 5.2.    No Merger; Acquisition; Power of Attorney. So long as any of the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Premises subject to the Mortgaged Leases shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the Lessor or the Grantor, or in a third party, by purchase or otherwise. If the Grantor acquires the fee title or any other estate, title or interest in the property demised by the Mortgaged Leases, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Leasehold Trust Estate with the same force and effect as if specifically encumbered herein. The Grantor agrees to execute all instruments and documents that the Beneficiary may reasonably require to ratify, confirm and further evidence the lien of this Deed of

Trust on the acquired estate, title or interest. Furthermore, the Grantor hereby appoints the Beneficiary as its true and lawful attorney-in-fact to execute and deliver, following the occurrence and during the continuance of an Event of Default, all such instruments and documents in the name and on behalf of the Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Obligations remains unpaid.
SECTION 5.3.    New Leases. If the Mortgaged Leases shall be terminated prior to the natural expiration of its term due to default by the Grantor or any Tenant thereunder, and if, pursuant to the provisions of the Mortgaged Leases, the Beneficiary or its designee shall acquire from the Lessor a new lease of the Premises subject to the Mortgaged Leases, the Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.
SECTION 5.4.    No Assignment. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Mortgaged Leases within the meaning of any provision thereof prohibiting its assignment and the Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. The Beneficiary shall be liable for the obligations of the Tenant arising out of the Mortgaged Leases for only that period of time for which the Beneficiary is in possession of the Premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of the Grantor’s right, title and interest therein.
SECTION 5.5.    Treatment of Mortgaged Leases In Bankruptcy.
(i)    If any Landlord or grantor under the Mortgaged Leases rejects or disaffirms, or seeks or purports to reject or disaffirm, such Mortgaged Leases pursuant to any Bankruptcy Law, then the Grantor shall not exercise the 365(h) Election except as otherwise provided in this paragraph. To the extent permitted by law, the Grantor shall not suffer or permit the termination of the Mortgaged Leases by exercise of the 365(h) Election or otherwise without the Beneficiary’s consent. The Grantor acknowledges that because the Mortgaged Leases is a primary element of the Beneficiary’s security for the Obligations, it is not anticipated that the Beneficiary would consent to termination of the Mortgaged Leases. If the Grantor makes any 365(h) Election in violation of this Deed of Trust, then such 365(h) Election shall be void and of no force or effect.
(ii)    The Grantor hereby assigns to the Beneficiary the 365(h) Election with respect to the Mortgaged Leases until the Obligations have been satisfied in full. The Grantor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that the Beneficiary may use at any time to protect and preserve the Beneficiary’s other rights and interests under this Mortgage. The Grantor further acknowledges that exercise of the 365(h) Election in favor of terminating the Mortgaged Leases would constitute waste prohibited by this Deed of Trust.
(iii)    The Grantor acknowledges that if the 365(h) Election is exercised in favor of Grantor’s remaining in possession under the Mortgaged Leases, then the Grantor’s resulting occupancy rights, as adjusted by the effect of Section 365 of Title II of the United

States Code (the “Bankruptcy Code”), shall then be part of the Leasehold Trust Estate and shall be subject to the lien of this Deed of Trust.
SECTION 5.6.     Rejection of Mortgaged Leases by Landlord. If a Landlord under the Mortgaged Leases rejects or disaffirms the Mortgaged Leases or purports or seeks to disaffirm such Mortgaged Leases pursuant to any Bankruptcy Law, then:
(i)    The Grantor shall remain in possession of the Premises demised under such Mortgaged Leases so rejected or disaffirmed and shall perform all acts necessary for the Grantor to remain in such possession for the unexpired term of such Mortgaged Leases, whether the then existing terms and provisions of such Mortgaged Leases require such acts or otherwise; and
(ii)    All the terms and provisions of this Deed of Trust and the lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically to all of the Grantor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of the Grantor’s rights to remain in possession of the leased Premises.
SECTION 5.7.     Assignment of Claims to Beneficiary. The Grantor, immediately upon learning that any Landlord or grantor under the Mortgaged Leases has failed to perform the terms and provisions thereunder (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Mortgaged Leases pursuant to any Bankruptcy Law), shall notify the Beneficiary of any such failure to perform. The Grantor unconditionally assigns, transfers, and sets over to the Beneficiary any and all damage claims thereunder. This assignment constitutes a present, irrevocable, and unconditional assignment of all damage claims under the Mortgaged Leases, and shall continue in effect until the Obligations have been satisfied in full. Notwithstanding the foregoing, the Beneficiary grants to the Grantor a revocable license to exercise any such Mortgaged Leases damage claims which license may only be revoked by the Beneficiary upon the occurrence and during the continuance of any Event of Default.
ARTICLE VI.
State-Specific Provisions
This Deed of Trust is subject to the following provisions relating to the particular laws of the state wherein the Premises are located. In the event of any inconsistencies between the terms and conditions of this Article VI and the other provisions of this Deed of Trust, the terms and conditions of this Article VI shall control and be binding.
SECTION 6.1.    Applicable Law; Certain Particular Provisions. This Deed of Trust shall be governed by and construed in accordance with the internal law of the state of where the Premises are located, except that Grantor expressly acknowledges that by their terms, the Facilities Lease, the Stand y Purchase Agreement and the Indenture shall be governed by the internal law of the states identified therein, without regard to principles of conflict of law. Grantor, Deed of

Trust Trustee and Beneficiary agree to submit to jurisdiction and the laying of venue for any suit on this Deed of Trust in the state where the Premises are located.
SECTION 6.2.    Texas Law Provisions.
(a)    Waiver of Appraisement. Grantor hereby waives appraisement, or does not waive appraisement, at the option of the Beneficiary, to be exercised at any time prior to or at entry of judgment in any action to foreclose this Deed of Trust. Grantor expressly agrees that the Deed of Trust Trustee may offer the Leasehold Trust Estate as a whole or in such parcels or lots as the Beneficiary, in its sole discretion elects, regardless of the manner in which the Leasehold Trust Estate may be described. Furthermore, in the event an interest in any of the Leasehold Trust Estate is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, the Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, the Grantor agrees that Beneficiary or Deed of Trust Trustee, as the case may be, shall be entitled to seek a deficiency judgment from the Grantor and any other party obligated in respect of the Obligations equal to the difference between the amount of the Obligations and the amount for which the Leasehold Trust Estate was sold pursuant to judicial or non-judicial foreclosure sale. The Grantor expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit the Grantor and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Leasehold Trust Estate as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. The Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Leasehold Trust Estate for purposes of calculating deficiencies owed by the Grantor or any other person against whom recovery of a deficiency is sought.
(b)    Limitation on Interest. All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by Beneficiary exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to Grantor. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Grantor and Beneficiary.

(c)    Intentionally Deleted.
(d)    Entire Agreement. THIS DEED OF TRUST AND THE FACILITIES LEASE AND THE STANDBY PURCHASE AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERCEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
(e)    Upon the occurrence of any Event of Default, then, without limitation to any other rights or remedies of Beneficiary contained herein, Deed of Trust Trustee shall be and is hereby authorized and empowered, and it is the Deed of Trust Trustee’s special duty, when requested so to do by Beneficiary after such default, to sell the Leasehold Trust Estate covered hereby at public auction to the highest bidder for cash between the hours of ten o’clock a.m. and four o’clock p.m. of the first Tuesday in any month, at the county court house in the county in which the Leasehold Trust Estate is situated (or, if the Leasehold Trust Estate is located in more than one county, the sale may be made at the county courthouse in any county in which the Leasehold Trust Estate is located), after complying with the statutes and procedures of the State of Texas governing such sales and after advertising the time, place, and terms of said sale and the Leasehold Trust Estate to be sold and by posting or causing to be posted for at least twenty-one consecutive days prior to the date of said sale written or printed notice thereof at the courthouse door of the county in which the sale is to be made and if the Leasehold Trust Estate is located in more than one county, one notice shall be posted at the courthouse door of each county in which the Leasehold Trust Estate is located. In addition to such posting of notice, Beneficiary shall at least twenty-one (21) days preceding the date of sale file a copy of such notice with the clerk of each county in which the Leasehold Trust Estate is located and shall serve written notice of the proposed sale by certified mail on Grantor and on each other debtor, if any, obligated to pay the Obligations. Service of such notice shall be completed upon deposit of the notice enclosed in a postpaid wrapper, properly addressed to Grantor and such other debtors at their most recent address or addresses as shown by the records of Beneficiary in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Grantor agree that no notice of any sale other than as set out in this paragraph need be given by Deed of Trust Trustee, Beneficiary or any other person. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. The Grantor do hereby authorize and empower said Deed of Trust Trustee and each and all of his or its successors in this trust, to sell the Leasehold Trust Estate, together, or in lots or parcels, as Deed of Trust Trustee shall deem expedient. If the proceeds of the sale of only part of the Leasehold Trust Estate are less than the sum of the then-outstanding Obligations and all amounts owed under this Deed of Trust, this Deed of Trust and the lien covering the Leasehold Trust Estate will remain in full force and effect as to the unsold portion of the Leasehold Trust Estate. After each sale, the Deed of Trust Trustee will execute and deliver to the purchaser or purchasers of the Leasehold Trust Estate good and sufficient deeds of conveyance thereof in the name of Grantor by fee simple or leasehold title, as applicable, with covenants of general warranty, and the title of such purchaser or purchasers, when so made by Deed of Trust Trustee, Grantor bind themselves to warrant and forever defend; and to receive the proceeds of said sale. A purchaser’s obligation is only to deliver the sales price to the Deed of Trust Trustee, and no purchaser will be responsible for the proper application of the sales proceeds. The proceeds of any sale held by Deed of Trust Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied pursuant to Section 17 of the Facilities Lease and Section 17 of the Ground Lease.

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust on the date of the acknowledgement set forth below, to be effective as of the Effective Date.

GRANTOR:
JEFFERSON RAILPORT TERMINAL II LLC, a Delaware limited liability company By: /s/ Alfred Salazar Print Name: Alfred Salazar Title: Authorized Signatory

STATE OF TEXAS

COUNTY OF HARRIS

The foregoing instrument was acknowledged before me by Alfred Salazar, the Authorized Signatory of JEFFERSON RAILPORT TERMINAL II LLC, a Delaware limited liability company, this the 3rd day of March, 2016.

/s/Donna Bruney
(Seal)                    Notary Public – State of Texas

Signature Page